JULY 31, 1998, 2:00 P.M., EST
                        GREENSBURG, INDIANA
               JAY B. FAGER, CHIEF FINANCIAL OFFICER
               INDIANA UNITED BANCORP   (812) 663-0157

        ************************************************

    Indiana United Bancorp -- NASDAQ Trading Symbol, IUBC --
               Announces a Two-for-One Stock Split

        *************************************************

Indiana United Bancorp today announced it has approved a two-for-one stock split, for accounting and financial reporting purposes with respect to its common shares. The stock split will be effected in the form of a share dividend, with a dividend of one common share declared issuable on August 31, 1998 for each common share outstanding to shareholders of record as of August 17, 1998.

Indiana United Bancorp, headquartered in Greensburg, Indiana, is a community focused financial holding company with assets exceeding $700 million. It operates 31 banking offices in eastern and southern Indiana through its subsidiaries, People's Trust Company, Brookville, Union Bank and Trust Company of Indiana, Greensburg, and Regional Federal Savings Bank, New Albany.



                            * * * * *